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FAX TRANSMISSION-3 PAGES
ORIGINAL DELIVERED BY U.S. MAIL


June 30, 2000


Mr. James A. Richman
Chief Financial Officer
SpaceLabs Medical
15220 N.E. 40th Street
P.O. Box 97013
Redmond, WA  98073-9713
FAX: 425-885-4877

Dear Jim:

We are pleased to propose the following terms associated with the requested restructure of the financial covenants and extension of the revolving periods. With the exception of the specific items listed below, all of the terms and conditions of the existing loan agreement dated July 16, 1997, as subsequently amended, will remain in full force and effect.

Amendment
of Financial Covenants:      The requirement to comply with Sections 5.11
                             (Funded Debt to EBITDA Ratio) and 5.12 (EBITDA to
                             Debt Service Ratio) will not be measured as of June
                             30, 2000 and September 30, 2000. With respect to the forgoing covenants, the calculation of EBITDA for ensuing quarters will be amended as follows:
                             for the quarter ended December 31, 2000, EBITDA shall be computed using four times the EBITDA for such quarter; for the quarter ended March 31, 2001, EBITDA shall be computed using three times the EBITDA for the quarter ended March 31, 2001 plus the EBITDA for the quarter ended December 31, 2000;
                             for the quarter ended June 30, 2001, EBITDA shall be computed using two times the EBITDA for the quarter ended June 30, 2001 plus the EBITDAs for the quarters ended December 31, 2000 and March 31,
                             2001. As of September 30, 2001, a trailing four quarters calculation of EBITDA shall resume.

                             For purposes of calculating compliance with Section 5.12, the CPLTD that is associated with the balloon payment due on the Term Loan (see below) during December 2003, and which will first appear as a part of CPLTD on March 31, 2003, will not be included in the determination of the Debt Service Ratio.

                             With respect to Section 5.13 (Tangible Net Worth), the initial required TNW shall be $135,000,000 as of the quarter ended June 30, 2000, with all other terms under Section 5.13 (required step-ups in the required TNW, etc.) remaining unchanged.

                             Section 6.5 shall be revised to introduce the requirement that SpaceLabs earn at least one dollar of net income in each fiscal year. For the year ended December 31, 2000, the requirement to earn one dollar of net income will only pertain to the fourth quarter ended December 31, 2000. Any existing language that is contrary to this new requirement will be either eliminated or amended.

New Financial Covenant:      Fixed Charge Coverage Ratio no lower than 1.10:1.
                             For the quarter ended September 30, 2000, EBITDA shall be computed using four times the EBITDA for such quarter. Beginning with the quarter ended
                             December 31, 2000, EBITDA will be calculated in a manner consistent with that pertaining to


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Mr. Jim Richman
SpaceLabs Medical
June 30, 2000

                             Sections 5.11 and 5.12 as described in the second paragraph of this letter. The definition of Fixed Charge Coverage shall mean EBITDA less Cash Taxes less unfinanced CAPEX less Cash Dividends divided by Interest plus MDR.

Maturity:                    The revolving commitment maturity of the Revolving
                             Note will be extended from July 16, 2000 to July
                             16, 2005. The Revolving Note will not include a term-out option. The maturity of the revolving commitment of the Burdick Note will be extended from July 16, 2000 to July 16, 2001. Per the terms of the Burdick Note, the term repayment period will commence on July 16, 2001 and extend for five years beyond July 16, 2001. Principal repayment terms will remain as scheduled, except that principal repayment in the first four quarters of the term-out period will total $3MM (paid in equal amounts each quarter), while the principal payments due in the last four quarters of the term-out period will total $9MM (paid in equal amounts each quarter).

                             In addition to the aforementioned, the final maturity of the existing Term Loan (loan outstanding equal to approximately $11.5MM) will be extended for one year to December 2003. Principal amortization during the "extension year" will equal the amount paid historically.

Collateral:                  A first security interest in the A/Rs, and
                             Inventory of Borrower and its principal
                             subsidiaries will be granted. In addition, a first deed of trust in the Redmond, headquarters real estate (headquarters building and manufacturing site) will be granted; but the loan documentation shall contain a proviso which will permit SpaceLabs to convey the property to a wholly-owned subsidiary subject to all of the conditions of the deed of trust.

Up-front Fee:                45 basis points on the $75,000,000 cumulative
                             commitment for the Revolving and Burdick Notes.

Pricing Grid:                For the Revolving and Burdick Notes, all of the
                             existing borrowing spreads will be replaced by the following grid:


                                    Funded Debt/   Borrowing     Fee on
                                    EBITDA*        Spread        Unused
                                    -------        ------        ------
                                    >= 4.0X         250bp         60bp
                                    >= 3.5X         225           60
                                    >= 3.0X         200           60
                                     < 3.0X         150           60


                             *Measured in a manner consistent with the covenant calculation described above.

                             For the quarters ended September 30 and December 31, 2000, the Borrowing Spread will be 250bp. With respect to the Term Loan, the borrowing spread will be increased to LIBOR + 150bp for the life of the loan.

Final Execution:             Final credit approval for this proposal has been
                             obtained at both, Bank of America and U.S. Bank.
                             Therefore, the foregoing is a binding commitment that extends to both Banks and Borrower subject to the successful negotiation and execution of final loan documents reflecting the conditions addressed herein.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF THE DEBT ARE NOT ENFORCEABLE UNDER


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Mr. Jim Richman
SpaceLabs Medical
June 30, 2000



WASHINGTON LAW R.C.W. 19.26.

Jim, we look forward to working with you on this request. Please call me with any questions and/or comments you might have.

Sincerely,


Dora Brown


cc:
 Scott Stewart, SpaceLabs Medical
 Hank Knottnerus, Bank of America
 Larry Davis, Bank of America
 Jim Lawrence, U.S. Bank
 Wilfred Jack, U.S. Bank




ACCEPTED BY:

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